UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X] Filed by a Party Other Than the Registrant [ ]

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[ ] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) of sec. 240.14a-12

MFS GROWTH FUND

MFS GROWTH SERIES

(Names of Registrants as Specified in their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

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Recorded Voice Message [after mailing of the proxy statement]

Hello, this is Carol Geremia, I am the President of MFS Investment Management. I am calling to ask for your vote on an important matter that will affect your investment in the MFS Growth Fund. The Fund’s Board of Trustees has recommended that you vote “For” the proposal to reclassify the Fund from “diversified” to “non-diversified” this will provide more flexibility to actively manage benchmark-relative risk among the largest names in the Fund and the index. The investment philosophy and process of the Fund will remain the same.

Your participation is extremely important.  Please contact Computershare Fund Services, toll-free at (855) 372-3507 as soon as possible. They are available between 9:00 a.m. and 11:00 p.m. Eastern Time, Monday through Friday and 12:00 p.m. to 6:00 p.m. Eastern Time on Saturday. The call will only take a few moments of your time and representatives are standing by to assist you with this matter.

Thank you for your time and attention.